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                                   Exhibit 23


                          Consent of Ernst & Young LLP

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                                                                     EXHIBIT 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Worthington Foods, Inc. Tax Savings and Profit Sharing Plan of our report dated January 31, 1997, with respect to the consolidated financial statements of Worthington Foods, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP


Columbus, Ohio
September 29, 1997